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                                                                    EXHIBIT 21.1



           Subsidiaries of
  American Medical Systems Holdings, Inc.                     Jurisdiction of Incorporation
  ---------------------------------------                     -----------------------------
American Medical Systems, Inc.                                            Delaware

American Medical Systems Australia Pty. Ltd.                              Australia

American Medical Systems Benelux B.V.B.A.                                  Belgium

American Medical Systems Canada Inc.                                       Canada

American Medical Systems France S.a.r.l.                                   France

American Medical Systems Deutschland GmbH                                  Germany

American Medical Systems Iberica S.L.                                       Spain

American Medical Systems U.K. Ltd.                                     United Kingdom

AMS Research Corporation                                                  Delaware

AMS Sales Corporation                                                     Delaware

Cryogen, Inc.                                                            California

Influence Medical Technologies, Ltd.                                       Israel